EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Salvatore Faia, President of The RBB Fund, Inc. (the “Registrant”), certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 11/01/13	/s/ Salvatore Faia
Salvatore Faia, President (principal executive officer)

I, Joel Weiss, Treasurer of The RBB Fund, Inc. (the “Registrant”), certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 11/01/13	/s/ Joel Weiss
Joel Weiss, Treasurer
(principal financial officer)

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. §1350 and are not being filed as part of the Report or as a separate disclosure document.